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                                                                      EXHIBIT 12

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                               Three Months
                                                                   Ended
                                                                 July 28,
                                                                   2004
                                                               ------------
                                                               (Thousands of
                                                                 Dollars)
Fixed Charges:
  Interest expense*.........................................     $ 54,884
  Capitalized interest......................................           --
  Interest component of rental expense......................        7,438
                                                                 --------
     Total fixed charges....................................     $ 62,322
                                                                 --------
Earnings:
  Income from continuing operations before income taxes.....     $286,586
  Add: Interest expense*....................................       54,884
  Add: Interest component of rental expense.................        7,438
  Add: Amortization of capitalized interest.................          508
                                                                 --------
     Earnings as adjusted...................................     $349,416
                                                                 --------
  Ratio of earnings to fixed charges........................         5.61
                                                                 ========

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* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.